Exhibit 710.32.01
McAfee, Inc.
Stock Option Agreement
NAME
Pursuant to the terms and conditions of the Company’s NAME OF OPTION PLAN (the “Plan”), OPTIONEE (the “Optionee”) has been granted a nonstatutory stock option to purchase XX,XXX shares (the “Option”) of stock as outlined below. In general, the latest date this option will expire is MM/DD/YY (the “Expiration Date”). However, as provided in the Plan, this option may expire earlier than the Expiration Date.

Grant Date:MM/DD/YY	Option Price per Share: US $XX.XX
Options Granted: XX,XXX
Vesting Schedule

Number of Shares to vest	Vesting Date
XX,XXX	MM/DD/YY
25% of the Shares subject to the Option shall vest on the Vesting Date, and 1/48th of the Shares subject to the Option shall vest each month thereafter.

Upon one of the following events:	Your stock option will expire after:
Termination of Service (except as shown below)	90 Days

Termination of Service due to Retirement	90 Days

Termination of Service due to Disability	12 months

Termination of Service due to Death	12 months
Should the Optionee cease service with the Company for any reason prior to vesting in one or more Shares subject to this Option, then the Option will be immediately cancelled with respect to those unvested Shares, and the Optionee shall thereupon cease to have any right or entitlement to receive any such cancelled portion of the Option. By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.
McAfee, Inc.
[NAME]
[TITLE]

OPTIONEE

McAfee, Inc.
Stock Option Agreement
1.	Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Stock Option Notification (the “Notice”) attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice, at the option price per share set forth in the Notice (the “Option Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice, the terms and conditions of the Plan shall prevail.

2.	Exercise of Option.
(a)	Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice and the applicable provisions of the Plan and this Notice.

(b)	Method of Exercise. This Option is exercisable by delivery of an exercise notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The exercise notice shall be completed by the Optionee and delivered to Stock Administration. The exercise notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed exercise notice accompanied by such aggregate Option Price. If an exercise notice is not completed, Stock Administration will execute the exercises on a FIFO basis according to grant date. No shares shall be issued pursuant to the exercise of the Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes and Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
3.	Method of Payment. Payment of the aggregate Option Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a)	cash;

(b)	check;

(c)	consideration received by the Company under a cashless exercise program implemented by the company in connection with the Plan; or surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the Exercised Shares.
4.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Notice shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.	Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Notice.

6.	Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
(a)	Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair

McAfee, Inc.
Stock Option Agreement
Market Value of the Exercised Shares on the date of exercise over their aggregate Option Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collection from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)	Disposition of Shares. If the Optionee holds NSO shares for at least one year, and gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
7.	Entire Agreement: Governing Law. The Plan is incorporated herein by reference. The Plan and this Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.